SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 3, 1999 (March 1, 1999)




                           IRON MOUNTAIN INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)


             0-27584                                   04-3107342
    (Commission file number)              (I.R.S. Employer Identification No.)



                      745 Atlantic Avenue, Boston, MA 02111
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 535-4766
              (Registrant's Telephone Number, Including Area Code)





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Item 5.  Other Information

         On March 1, 1999, Iron Mountain Incorporated (the "Company") announced that it had entered into a definitive agreement to purchase Data Base, Inc. ("Data Base") and certain related real estate. Data Base is a premier service provider in the data security services industry serving over 3,000 customer accounts. The Data Base operation will become part of Iron Mountain's Arcus Data Security business. Total consideration, including the purchase of real estate, is expected to be approximately $115 million, comprised of cash, Iron Mountain common stock and the assumption of debt. For further information, see the Company's press release, dated March 1, 1999, which is attached herewith and as
Exhibit 99 and incorporated by reference herein.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         Exhibit 99      Press Release, dated March 1, 1999

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       IRON MOUNTAIN INCORPORATED
                                       (Registrant)





March 3, 1999                          By: /s/ Jean A. Bua
   (date)                              Jean A. Bua
                                       Vice President and Corporate Controller
                                       (Principal Accounting Officer)

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